Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports First Quarter 2023 Results
ORLANDO, Fla. (April 27, 2023) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its first quarter 2023 results.
First quarter of 2023 highlights1
•Total contract sales were $523 million.
•Member count was 519,000. Consolidated Net Owner Growth (NOG) for the 12 months ended March 31, 2023, was 3.3%.
•Total revenues for the first quarter were $934 million compared to $779 million for the same period in 2022.
◦Total revenues were affected by a net recognition of $4 million in the current period compared to a net deferral of $42 million in the same period in 2022.
•Net income for the first quarter was $73 million compared to $51 million for the same period in 2022.
◦Adjusted net income for the first quarter was $90 million compared to $71 million for the same period in 2022.
◦Net income and adjusted net income were affected by a net recognition of $2 million in the current period compared to a net deferral of $22 million in the same period in 2022.
•Diluted EPS for the first quarter was $0.64 compared to $0.42 for the same period in 2022.
◦Adjusted diluted EPS for the first quarter was $0.79 compared to $0.58 for the same period in 2022.
◦Diluted EPS and adjusted diluted EPS were affected by a net recognition of $2 million in the current period compared to a net deferral of $22 million in the same period in 2022, or $0.02 and $(0.18) per share in the current period and the same period in 2022, respectively.
•Adjusted EBITDA for the first quarter was $218 million compared to $202 million for the same period in 2022.
◦Adjusted EBITDA was affected by a net recognition of $2 million in the current period compared to a net deferral of $22 million in the same period in 2022.
•During the first quarter, the Company repurchased 1.9 million shares of common stock for $85 million. Through April 21, 2023, the Company has repurchased an additional 1.3 million shares for $60 million, and currently has $83 million remaining of the $500 million repurchase plan approved by the Board in May 2022.
Full Year 2023 Outlook
•The Company is reiterating its 2023 guidance for Adjusted EBITDA excluding deferrals and recognitions to be in a range of $1,090 million to $1,120 million.

"We delivered a strong first quarter, driven by growing interest in our product from new buyers and an acceleration in our tour flow," said Mark Wang, president and CEO of Hilton Grand Vacations. "Our forward demand indicators leave us optimistic about the year ahead, with robust arrivals and record preview package sales indicating healthy future occupancy and tour flow trends – suggesting continued strength in the leisure travel environment."

1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview
For the quarter ended March 31, 2023, diluted EPS was $0.64 compared to $0.42 for the quarter ended March 31, 2022. Net income and Adjusted EBITDA were $73 million and $218 million, respectively, for the quarter ended March 31, 2023, compared to net income and Adjusted EBITDA of $51 million and $202 million, respectively, for the quarter ended March 31, 2022. Total revenues for the quarter ended March 31, 2023, were $934 million compared to $779 million for the quarter ended March 31, 2022.
Net income and Adjusted EBITDA for the quarter ended March 31, 2023, included a net recognition of $2 million relating to the sales of intervals at Maui Bay Villas Phase III, which were completed during the period.
Consolidated Segment Highlights – First quarter of 2023
Real Estate Sales and Financing
For the quarter ended March 31, 2023, Real Estate Sales and Financing segment revenues were $550 million, an increase of $98 million compared to the quarter ended March 31, 2022. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $169 million and 30.7%, respectively, for the quarter ended March 31, 2023, compared to $153 million and 33.8%, respectively, for the quarter ended March 31, 2022. Results in the first quarter of 2023 improved due to an increase in tour flow, vacation package sales, and fee-for-service fees versus the prior year along with a lower bad-debt provision.
Real Estate Sales and Financing segment Adjusted EBITDA reflects a benefit of $2 million due to the recognition of sales and related expenses of VOIs under construction at the Maui Bay Villas Phase III project for the quarter ended March 31, 2023, compared to $22 million of net deferral of sales related to the Maui Bay Villas Phase IB and The Beach Resort Sesoko Phase II projects for the quarter ended March 31, 2022, which reduced Adjusted EBITDA.
Contract sales for the quarter ended March 31, 2023, increased $14 million to $523 million compared to the quarter ended March 31, 2022. For the quarter ended March 31, 2023, tours increased by 32.1% and VPG decreased by 18.2% compared to the quarter ended March 31, 2022. For the quarter ended March 31, 2023, fee-for-service contract sales represented 33.3% of contract sales compared to 25.3% for the quarter ended March 31, 2022.
Financing revenues for the quarter ended March 31, 2023, increased by $10 million compared to the quarter ended March 31, 2022. This was driven primarily by the increase in interest income from HGV'S timeshare financing receivables portfolio. The Company experienced an increase in the timeshare financing receivables balance along with an increase in the weighted average interest rate for the originated portfolio of 90 basis points as of March 31, 2023, compared to March 31, 2022.
Resort Operations and Club Management
For the quarter ended March 31, 2023, Resort Operations and Club Management segment revenue was $302 million, an increase of $34 million compared to the quarter ended March 31, 2022. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $109 million and 36.1%, respectively, for the quarter ended March 31, 2023, compared to $101 million and 37.7%, respectively, for the quarter ended March 31, 2022. Compared to the prior-year period revenue in the first quarter of 2023 increased due to growth in HGV's member base and strong rental performance. These improvements were more than offset by an increase in the Company's Rental and Ancillary segment operating expenses owing to a shift in the recognition timing of certain rental expenses, along with elevated developer maintenance fees as HGV sells through recently opened inventory.
Inventory
The estimated value of the Company’s total contract sales pipeline is $11.7 billion at current pricing.
The total pipeline includes $6.3 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $5.4 billion of sales is related to inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.
Owned inventory represents 86% of the Company’s total pipeline. Approximately 54% of the owned inventory pipeline is currently available for sale.
Fee-for-service inventory represents 14% of the Company’s total pipeline. Approximately 52% of the fee-for-service inventory pipeline is currently available for sale.
With 24% of the pipeline consisting of just-in-time inventory and 14% consisting of fee-for-service inventory, capital-efficient inventory represents 38% of the Company’s total contract sales pipeline.

Balance Sheet and Liquidity
Total cash and cash equivalents were $752 million as of March 31, 2023, including $363 million of restricted cash.
As of March 31, 2023, the Company had $2,940 million of corporate debt, net outstanding with a weighted average interest rate of 6.40% and $1,095 million of non-recourse debt, net outstanding with a weighted average interest rate of 4.03%.
As of March 31, 2023, the Company’s liquidity position consisted of $389 million of unrestricted cash and $671 million remaining borrowing capacity under the revolver facility.
As of March 31, 2023, HGV has $575 million remaining borrowing capacity in total under the Timeshare Facility. Of this amount, HGV has $312 million of mortgage notes that are available to be securitized and another $279 million of mortgage notes that the Company expects will become eligible as soon as it meets typical milestones including receipt of first payment, deeding, or recording.
Free cash flow was $15 million for the quarter ended March 31, 2023, compared to $256 million for the same period in the prior year. Adjusted free cash flow was $33 million for the quarter ended March 31, 2023, compared to $159 million for the same period in the prior year. Adjusted free cash flow for the quarter ended both March 31, 2023 and 2022 includes add-backs of $25 million for acquisition and integration related costs.
As of March 31, 2023, the Company’s total net leverage on a trailing 12-month basis was approximately 2.50x.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2023
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions	$4	$—	$—	$—	$4
Cost of VOI sales recognitions(1)	1	—	—	—	1
Sales and marketing expense recognitions	1	—	—	—	1
Net construction recognitions(2)	$2	$—	$—	$—	$2

Net income	$73	$—	$—	$—	$73
Interest expense	44	—	—	—	44
Income tax expense	17	—	—	—	17
Depreciation and amortization	51	—	—	—	51
EBITDA	185	—	—	—	185
Other gain, net	(1)	—	—	—	(1)
Share-based compensation expense	10	—	—	—	10
Acquisition and integration-related expense	17	—	—	—	17
Other adjustment items(3)	7	—	—	—	7
Adjusted EBITDA	$218	$—	$—	$—	$218

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2022
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(42)	$(10)	$86	$(3)	$31
Cost of VOI sales (deferrals) recognitions(1)	(13)	(5)	30	(1)	11
Sales and marketing expense (deferrals) recognitions	(7)	(1)	13	(1)	4
Net construction (deferrals) recognitions(2)	$(22)	$(4)	$43	$(1)	$16

Net income	$51	$73	$150	$78	$352
Interest expense	33	35	37	37	142
Income tax expense	20	41	54	14	129
Depreciation and amortization	60	64	57	63	244
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	2	—	2
EBITDA	164	213	300	192	869
Other loss (gain), net	(1)	2	(2)	2	1
Share-based compensation expense	11	15	14	6	46
Acquisition and integration-related expense	13	17	19	18	67
Impairment expense (reversal)	3	(3)	—	17	17
Other adjustment items(3)	12	29	7	17	65
Adjusted EBITDA	$202	$273	$338	$252	$1,065
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on April 27, 2023, at 11 a.m. (ET) to discuss first quarter results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through May 4, 2023. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13735179. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.
HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including Adjusted Net Income or Loss, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.
The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results.
About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. As one of Hilton’s 19 premier brands, Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 515,000 members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world. For more information, visit https://corporate.hgv.com.

HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA and Adjusted EBITDA
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Adjusted Net Income or Loss and Adjusted Diluted EPS
Adjusted Net Income or Loss and Adjusted Diluted EPS, presented herein, is calculated as net income further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
Adjusted Net Income or Loss and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income or Loss and Adjusted Diluted EPS is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization. While the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Summary of Significant Accounting Policies in our consolidated financial statements included in Item 8 in our Annual Report on form 10-K for the year ended December 31, 2022, for additional information on Sales of VOIs, net.
Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is contributed to a trust.
NOG or Net Owner Growth represents the year-over-year change in membership.
Real estate profit represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate profit margin is calculated by dividing real estate profit by sales revenue. The Company considers this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.
Sales revenue represents Sale of VOIs, net and fee-for-service commissions and brand fees earned from the sale of fee-for-service intervals.
Fee-for-service commissions and brand fees, net represents commissions and brand fees earned from the sale of fee-for-service intervals net of related reserves.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$389	$223
Restricted cash	363	332
Accounts receivable, net	503	511
Timeshare financing receivables, net	1,754	1,767
Inventory	1,300	1,159
Property and equipment, net	797	798
Operating lease right-of-use assets, net	71	76
Investments in unconsolidated affiliates	75	72
Goodwill	1,416	1,416
Intangible assets, net	1,244	1,277
Other assets	566	373
TOTAL ASSETS	$8,478	$8,004
LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$1,089	$1,007
Advanced deposits	174	150
Debt, net	2,940	2,651
Non-recourse debt, net	1,095	1,102
Operating lease liabilities	88	94
Deferred revenues	304	190
Deferred income tax liabilities	656	659
Total liabilities	6,346	5,853

Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.00 par value; 3,000,000,000 authorized shares, 112,515,473 shares issued and outstanding as of March 31, 2023 and 113,628,706 shares issued and outstanding as of December 31, 2022	1	1
Additional paid-in capital	1,559	1,582
Accumulated retained earnings	543	529
Accumulated other comprehensive income	29	39
Total equity	2,132	2,151
TOTAL LIABILITIES AND EQUITY	$8,478	$8,004

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share and share data)

	Three Months Ended March 31,
	2023	2022
Revenues
Sales of VOIs, net	$318	$269
Sales, marketing, brand and other fees	158	119
Financing	74	64
Resort and club management	131	125
Rental and ancillary services	158	136
Cost reimbursements	95	66
Total revenues	934	779
Expenses
Cost of VOI sales	50	40
Sales and marketing	301	243
Financing	24	19
Resort and club management	42	36
Rental and ancillary services	152	132
General and administrative	42	42
Acquisition and integration-related expense	17	13
Depreciation and amortization	51	60
License fee expense	30	25
Impairment expense	—	3
Cost reimbursements	95	66
Total operating expenses	804	679
Interest expense	(44)	(33)
Equity in earnings from unconsolidated affiliates	3	3
Other gain, net	1	1
Income before income taxes	90	71
Income tax expense	(17)	(20)
Net income	$73	$51
Earnings per share(1):
Basic	$0.65	$0.42
Diluted	$0.64	$0.42
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Three Months Ended March 31,
	2023	2022
Operating Activities
Net income	$73	$51
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51	60
Amortization of deferred financing costs, acquisition premiums and other	7	12
Provision for financing receivables losses	30	31
Impairment expense	—	3
Other gain, net	(1)	—
Share-based compensation	10	11
Equity in earnings from unconsolidated affiliates	(3)	(3)
Net changes in assets and liabilities:
Accounts receivable, net	8	(107)
Timeshare financing receivables, net	(24)	(11)
Inventory	(101)	26
Purchases and development of real estate for future conversion to inventory	(2)	(1)
Other assets	(244)	(264)
Accounts payable, accrued expenses and other	84	290
Advanced deposits	24	14
Deferred revenues	114	158
Net cash provided by operating activities	26	270
Investing Activities
Capital expenditures for property and equipment (excluding inventory)	(5)	(8)
Software capitalization costs	(6)	(6)
Net cash used in investing activities	(11)	(14)
Financing Activities
Proceeds from debt	438	—
Proceeds from non-recourse debt	175	155
Repayment of debt	(153)	(3)
Repayment of non-recourse debt	(182)	(277)
Repurchase and retirement of common stock	(85)	—
Payment of withholding taxes on vesting of restricted stock units	(14)	(8)
Proceeds from stock option exercises	5	1
Other	(1)	(1)
Net cash provided by (used in) financing activities	183	(133)
Effect of changes in exchange rates on cash, cash equivalents & restricted cash	(1)	(1)
Net increase in cash, cash equivalents and restricted cash	197	122
Cash, cash equivalents and restricted cash, beginning of period	555	695
Cash, cash equivalents and restricted cash, end of period	752	$817
Less: Restricted cash	363	303
Cash and cash equivalents	$389	$514

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$26	$270
Capital expenditures for property and equipment	(5)	(8)
Software capitalization costs	(6)	(6)
Free Cash Flow	$15	$256
Non-recourse debt activity, net	(7)	(122)
Acquisition and integration-related expense	17	12
Other adjustment items(1)	8	13
Adjusted Free Cash Flow	$33	$159
(1) Includes capitalized acquisition and integration-related costs.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended March 31,
	2023	2022
Revenues:
Real estate sales and financing	$550	$452
Resort operations and club management	302	268
Total segment revenues	852	720
Cost reimbursements	95	66
Intersegment eliminations	(13)	(7)
Total revenues	$934	$779

HILTON GRAND VACATIONS INC.
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME
(in millions)

	Three Months Ended March 31,
	2023	2022
Net income	$73	$51
Interest expense	44	33
Income tax expense	17	20
Depreciation and amortization	51	60
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—
EBITDA	185	164
Other gain, net	(1)	(1)
Share-based compensation expense	10	11
Acquisition and integration-related expense	17	13
Impairment expense	—	3
Other adjustment items(1)	7	12
Adjusted EBITDA	$218	$202

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$169	$153
Resort operations and club management(2)	109	101
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	3	3
License fee expense	(30)	(25)
General and administrative(3)	(33)	(30)
Adjusted EBITDA	$218	$202
Adjusted EBITDA profit margin	23.3%	25.9%
EBITDA profit margin	19.8%	21.1%
(1)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended March 31,
	2023	2022
Tour flow	130,268	98,601
VPG	$3,969	$4,849
Owned contract sales mix	66.7%	74.7%
Fee-for-service contract sales mix	33.3%	25.3%

Contract sales	$523	$509
Adjustments:
Fee-for-service sales(1)	(174)	(129)
Provision for financing receivables losses	(30)	(31)
Reportability and other:
Net recognition of sales of VOIs under construction(2)	4	(42)
Fee-for-service sale upgrades, net	5	4
Other(3)	(10)	(42)
Sales of VOIs, net	$318	$269
Plus:
Fee-for-service commissions and brand fees, net	107	69
Sales revenue	425	338

Cost of VOI sales	50	40
Sales and marketing expense, net(4)	240	186
Real Estate expense	290	226
Real Estate profit	$135	$112
Real Estate profit margin	31.8%	33.1%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	$158	$119
Less:
Marketing revenue and other fees	51	50
Fee-for-service commissions and brand fees, net	$107	$69
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net recognition of revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended March 31,
	2023	2022
Just-In-Time Contract Sales Mix	17%	14%
Fee-For-Service Contract Sales Mix	33%	25%
Total Capital-Efficient Contract Sales Mix(1)	50%	39%
(1)Diamond contract sales are related to developed properties and therefore are not included in capital efficient contract sales.

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended March 31,
	2023	2022
Interest income(1)	$66	$55
Other financing revenue	8	9
Financing revenue	74	64
Consumer financing interest expense	11	7
Other financing expense	13	12
Financing expense	24	19
Financing profit	$50	$45
Financing profit margin	67.6%	70.3%
(1)For the three months ended March 31, 2023, this amount includes $4 million of amortization of the premium related to the acquired timeshare financing receivables resulting from the Diamond Acquisition.

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Twelve Months Ended March 31,
	2023	2022
Total members	518,925	502,304
Consolidated Net Owner Growth (NOG)(1)	16,621	6,728
Consolidated Net Owner Growth % (NOG)(1)	3.3%	2.1%
(1)Consolidated NOG is a trailing-twelve-month concept for which the twelve months ended in 2023 and 2022 includes member count for Legacy-HGV, Legacy-DRI, and HGV Max members on a consolidated basis.

	Three Months Ended March 31,
	2023	2022
Club management revenue	$51	$51
Resort management revenue	80	74
Resort and club management revenues	131	125
Club management expense	15	10
Resort management expense	27	26
Resort and club management expenses	42	36
Resort and club management profit	$89	$89
Resort and club management profit margin	67.9%	71.2%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended March 31,
	2023	2022
Rental revenues	$147	$124
Ancillary services revenues	11	12
Rental and ancillary services revenues	158	136
Rental expenses	143	122
Ancillary services expense	9	10
Rental and ancillary services expenses	152	132
Rental and ancillary services profit	$6	$4
Rental and ancillary services profit margin	3.8%	2.9%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended March 31,
	2023	2022
Sales of VOIs, net	$318	$269
Sales, marketing, brand and other fees	158	119
Financing revenue	74	64
Real estate sales and financing segment revenues	550	452
Cost of VOI sales	(50)	(40)
Sales and marketing expense, net	(301)	(243)
Financing expense	(24)	(19)
Marketing package stays	(13)	(7)
Share-based compensation	3	3
Other adjustment items	4	7
Real estate sales and financing segment adjusted EBITDA	$169	$153
Real estate sales and financing segment adjusted EBITDA profit margin	30.7%	33.8%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended March 31,
	2023	2022
Resort and club management revenues	$131	$125
Rental and ancillary services	158	136
Marketing package stays	13	7
Resort and club management segment revenue	302	268
Resort and club management expenses	(42)	(36)
Rental and ancillary services expenses	(152)	(132)
Share-based compensation	1	1
Resort and club segment adjusted EBITDA	$109	$101
Resort and club management segment adjusted EBITDA profit margin	36.1%	37.7%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME AND
ADJUSTED DILUTED EARNINGS PER SHARE - DILUTED (Non-GAAP)
(in millions except share data)

	Three Months Ended March 31,
	2023	2022
Net income	$73	$51
Income tax expense	17	20
Income before income taxes	90	71
Certain items:
Other gain, net	(1)	(1)
Impairment expense	—	3
Acquisition and integration-related expense	17	13
Other adjustment items(1)	7	12
Adjusted income before income taxes	$113	$98
Income tax expense	(23)	(27)
Adjusted net income	$90	$71

Weighted average shares outstanding
Diluted (millions)	114	122
Earnings per share(2):
Diluted	$0.64	$0.42
Adjusted diluted	$0.79	$0.58
(1)Includes costs associated with restructuring, one-time charges and other non-cash items. For the three months ended March 31, 2023 and 2022, this amount also includes the amortization of premiums resulting from the Diamond Acquisition.
(2)Earnings per share amounts are calculated using whole numbers.